UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2009

SMITHFIELD FOODS, INC.

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

    On September 16, 2009, Smithfield Foods, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Barclays Capital Inc. and J.P. Morgan Securities Inc., as managers, on behalf of themselves and the several other underwriters (the “Underwriters”) in connection with the public offering of 21,660,649 shares of the Company’s common stock, par value $.50 per share (the “Common Stock”).  Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 3,249,097 shares of Common Stock to cover over-allotments, if any.  The common stock offering is expected to close on September 22, 2009.

A copy of Underwriting Agreement and certain other exhibits relating to the common stock offering have been filed as exhibits to this current report on Form 8-K and are incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 1.1
Underwriting Agreement, dated September 16, 2009, by and between the Company and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Barclays Capital Inc. and J.P. Morgan Securities Inc., as managers, on behalf of themselves and the several other underwriters.

Exhibit 5.1	Opinion of Hogan & Hartson LLP regarding the legality of the securities offered.
Exhibit 23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).
Exhibit 99.1	Press release, dated September 17, 2009, announcing the pricing of the offering of common stock in an underwritten public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: September 21, 2009	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit 1.1
Underwriting Agreement, dated September 16, 2009, by and between the Company and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Barclays Capital Inc. and J.P. Morgan Securities Inc., as managers, on behalf of themselves and the several other underwriters.

Exhibit 5.1	Opinion of Hogan & Hartson LLP regarding the legality of the securities offered.
Exhibit 23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).
Exhibit 99.1	Press release, dated September 17, 2009, announcing the pricing of the offering of common stock in an underwritten public offering.